UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 13, 2020

Civista Bancshares, Inc.

(Exact name of Registrant as specified in its charter)

Ohio	001-36192	34-1558688
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

100 East Water Street, P.O. Box 5016,

Sandusky, Ohio 44870

(Address of principle executive offices)

Registrant’s telephone number, including area code: (419) 625-4121

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	CIVB	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

Effective as of March 13, 2020, the Compensation Committee of the Board of Directors of Civista Bancshares, Inc. (the “Company”) approved the procedure for determining the 2020 Restricted Stock Awards for the named executive officers of the Company and the senior officers of the Company’s banking subsidiary, Civista Bank, approved the vesting schedule for the shares and set the grant date for the awards as March 13, 2020. The restricted common shares granted pursuant to the 2020 Restricted Stock Awards vest over a period of three years beginning on January 2, 2021 conditioned, except in the event of the officer’s death, retirement or a change in control of the Company, upon the officer’s continued employment with the Company.

The following schedule shows the number of restricted common shares of the Company awarded to each of Civista Bancshares, Inc.’s named executive officers pursuant to the 2020 Restricted Stock Awards.

		Restricted Shares Awarded	Value of Shares Awarded
Dennis G. Shaffer	President and CEO	3,276	$69,641
Todd A. Michel	Senior Vice President, Controller	777	$16,509
Richard J. Dutton	Senior Vice President	2,060	$43,793
Charles A. Parcher	Senior Vice President	2,003	$42,587
Paul J. Stark	Senior Vice President	876	$18,629

Item 9.01 Financial Statements and Exhibits

(d)	Exhibit 10.1	Form of Restricted Stock Award Agreement (filed as Exhibit 99.1 to Civista Bancshares, Inc.’s Current Report on Form 8-K dated and filed on March 18, 2015 and incorporated herein by reference. (File No. 001-36192)).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Civista Bancshares, Inc.
(Registrant)

Date: March 16, 2020	/s/ Todd A. Michel
Todd A. Michel,
Senior Vice President & Controller